UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Pursuant to Section13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2006

DIAMETRICS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-21982	No. 41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6245 Bristol Parkway #263
Culver City, California 90230
(Address of principal executive offices including Zip Code)

(310) 670-2595
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Diametrics Medical, Inc. Form 8-K/A

Amendment No. 1

Explanatory Note

This amended Form 8-K/A is being filed by us to amend Item 9.01 of the Form 8-K we filed on September 26, 2006 (the “Original Filing”), for the purpose of restating our pro forma condensed combined balance sheet and our pro forma condensed combined statement of operations for the six months ended June  30, 2006 and for the year ended December 31, 2005, and to restate the notes to the unaudited pro forma combined condensed financial statements prepared in connection with our acquisition of Vanguard Synfuels, LLC (“Vanguard”) on September 20, 2006 (the “Acquisition”). Such financial statements should no longer be relied upon.

Such financial statements are being restated to reflect:

•
the reclassification and revaluation of certain acquisition-related costs to be included as elements of the purchase price of the Acquisition. Such costs were previously charged to the unaudited pro forma combined condensed statement of operations; and

•
the elimination of certain transactions which were entered into concurrently with the Acquisition and the sale of Series J convertible preferred stock in connection with the Acquisition, where such transactions were subsequently deemed to be not directly related.

The reclassification and revaluation of certain acquisition-related costs include (i) warrants for the purchase of 6,500,000 shares of our common stock issued to M.A.G. Capital, LLC (“MAG”), (ii) the payment of cash due diligence fees to MAG totaling $435,000, (iii) the payment of $714,976 of transaction bonuses to officers of Vanguard, and (iv) the issuance 4,300 shares of Series K convertible preferred stock (“Series K Preferred”). We initially determined such costs were “indirect” costs related to the Acquisition and recorded them as an expense. We also initially viewed the transaction bonuses and a significant portion of the fair value of the Series K Preferred as “indirect” costs and recorded these amounts as expenses as well. Subsequently, we determined such costs should be included as “direct” acquisition costs as defined under SFAS No. 141 “Accounting for Business Combinations” and be included as part of the purchase price of the Acquisition.

The elimination of the transactions entered into concurrently with the Acquisition and sale of Series J convertible preferred stock, which were previously included in our pro forma financial statements, includes the following:

•	the issuance of warrants to Ocean Park Advisors, LLC (“OPA”) in connection with its waiver of certain anti-dilution provisions related to our Series I convertible preferred stock held by OPA;

•	the conversion of certain convertible promissory notes, together with accrued interest, into shares of common stock;

•	the conversion of shares of Series I convertible preferred stock into shares of common stock;

•	the cashless exercise of previously issued warrants to purchase common stock; and

•	the issuance of stock options to Ocean Park Advisors, LLC for the provision of management services to us.

We previously valued the warrants issued to MAG and the 4,300 shares of Series K convertible preferred stock assuming a fair value for the underlying common stock equivalent to the sale price of the Series J convertible preferred stock, which was convertible into common stock at a conversion price of approximately $0.76 per share. Management believed that such conversion price provided a reasonable basis for valuing and reporting the recent issuance of its equity securities, rather than the price quoted for its common stock on the OTC Bulletin Board immediately prior to the issuance. Management, at that time, believed the quoted market price for its common stock did not represent the fair value because the common stock was not readily tradeable, and the Company was previously a “shell” company as defined by the Securities and Exchange Commission.

Subsequent to the Original Filing, management revised its basis for valuing the common stock and warrants to assuming the quoted market price, instead of the Series J conversion price. Such revisions to the valuation of these securities have been included in this amended Form 8-K/A.

This amended Form 8-K/A has not been updated for events or information subsequent to the dated of the Original Filing, except in connection with the restatements. The following Item has been amended:

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.3.1	Unaudited pro forma combined financial statements of Diametrics Medical, Inc. and Vanguard Synfuels, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: June 7, 2007

DIAMETRICS MEDICAL, INC.

By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer